Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2004 Equity Incentive Plan of Advanced Micro Devices, Inc. of our report dated January 16, 2004, with respect to the consolidated financial statements and schedule of Advanced Micro Devices, Inc. included in its Annual Report (Form 10-K) for the year ended December 28, 2003, filed with the Securities and Exchange Commission.

/s/    Ernst & Young LLP

San Jose, California

May 12, 2004